Registration No. 333-
    As filed with the Securities and Exchange Commission on January 14, 1998
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       MOTORCAR PARTS & ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

        New York                                                11-2153962
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

   2727 Maricopa Street, Torrance, California                   90503
   (Address of Principal Executive Offices)                  (Zip Code)

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                  Richard Marks
                                    President
                       Motorcar Parts & Accessories, Inc.
                2727 Maricopa Street, Torrance, California 90503
                     (Name and address of agent for service)

                                  310-212-7910
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                               Gary J. Simon, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                  212-704-6374


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


                                    Proposed       Proposed
                                     Maximum        Maximum
       Title Of       Amount        Offering       Aggregate       Amount Of
    Securities To      To Be        Price Per      Offering      Registration
    Be Registered  Registered(1)    Share(2)       Price(2)         Fee(2)
--------------------------------------------------------------------------------
Common Stock,
par value $.01
per share         240,000 shares     $11.56       $2,774,400        $771.29
     TOTAL        240,000 shares                  $2,774,400        $771.29
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416(b), there also shall be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1994 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h), the average of the bid and asked prices per share of the registrant's Common Stock on the Nasdaq National Market on January 11, 1999 with respect to 240,000 shares subject to future grant under the 1994 Stock Option Plan.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Motorcar Parts & Accessories, Inc. (the "Registrant"), which may be issued under the Registrant's 1994 Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-18651) as previously filed with the Securities and Exchange Commission, covering 720,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 240,000 shares of the Registrant's Common Stock subject to issuance under the Plan.


Item 8.  Exhibits

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Registrant, as to the legality of the securities being offered.

23.1     Consent of Richard A. Eisner & Company, LLP, Independent Auditors.

23.2     Consent  of Parker  Chapin  Flattau & Klimpl, LLP (contained in exhibit
         5.1).

24.1 Power of Attorney (contained in the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of November, 1998.

                                          MOTORCAR PARTS & ACCESSORIES, INC.

                                          By: /s/ Mel Marks
                                              ----------------------------------
                                              Mel Marks, Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mel Marks and Richard Marks, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


Signature                        Title                                       Date
---------                        -----                                       ----

/s/ Mel Marks                    Chairman of the Board of Directors          November 30, 1998
------------------------------   (principal executive officer)
Mel Marks

/s/ Richard Marks                President, Chief Operating Officer          November 30, 1998
------------------------------   and Director
Richard Marks

/s/ Peter Bromberg               Chief Financial Officer (principal          November 30, 1998
------------------------------   financial and accounting officer)
Peter Bromberg

/s/ Karen Brenner                Director                                    November 30, 1998
------------------------------
Karen Brenner
                                 Director                                    November   , 1998
------------------------------
Selwyn Joffe

/s/ Mel Moskowitz                Director                                    November 30, 1998
------------------------------
Mel Moskowitz

/s/ Murray Rosenzweig            Director                                    November 30, 1998
------------------------------
Murray Rosenzweig

/s/ Gary J. Simon                Secretary and Director                      November 30, 1998
------------------------------
Gary J. Simon


                                  EXHIBIT INDEX
Exhibit
Number
                                                                        Page No.

  *5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the securities being offered.

 *23.1   Consent of Richard A. Eisner & Company, LLP, Independent Auditors.

 *23.2   Consent of Parker Chapin Flattau & Klimpl,  LLP (contained in Exhibit
         5.1).

 *24.1   Power  of   Attorney  ( contained  in  the  signature  page  to  this
         Registration Statement).

-------------------------------

*    Filed herewith.